UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 27, 2004

RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	34-0-26512	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-12 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (441) 295-4513

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On October 27, 2004, RenaissanceRe Holdings Ltd. (the "Company") issued a press release (the "Press Release") announcing the Company's preliminary results for the quarter ended September 30, 2004. A copy of the Press Release is attached hereto as Exhibit 99.1 to this Form 8-K. This Form 8-K and Exhibit 99.1 hereto are each being furnished pursuant to Item 2.02 of Form 8-K and are therefore not to be considered "filed" with the Securities and Exchange Commission (the "SEC").

Non-GAAP Financial Measures

In addition to the GAAP financial measures set forth in the Press Release, the Company has included certain non-GAAP financial measures in the Press Release within the meaning of Regulation G. The Company has consistently provided these financial measurements in previous earnings releases and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies in the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry, or by other insurers. Investors are cautioned not to place undue reliance on these non-GAAP measure in assessing the Company's overall financial performance.

The Company has included in the Press Release "net operating loss attributable to common shareholders" of $372 million in the third quarter of 2004 (as compared with "net operating income available to common shareholders" of $112 million in the third quarter of 2003) and of $91 million for the nine-month period ended September 30, 2004 (as compared with "net operating income available to common shareholders" of $373 million for the nine-month period ended September 30, 2003). The Company has also included in the Press Release "net operating loss per common share" of ($5.31) during in the third quarter of 2004 (as compared with "net operating income per common share" of $1.57 in the third quarter of 2003) and of ($1.31) for the nine-month period ended September 30, 2004 (as compared with "net operating income per common share" of $5.25 for the nine-month period ended September 30, 2003). Each of these measures is a non-GAAP financial measure.

The Company uses "operating income (loss)" as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. "Operating income (loss)," as used in the Press Release and herein, differs from "net income (loss)," which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments. In the Press Release, the Company provides that "net loss attributable to common shareholders" was $357 million in the third quarter of 2004 (as compared with "net income available to common shareholders" of $113 million in the third quarter of 2003) and was $71 million for the nine-month period ended September 30, 2004 (as compared with "net income available to common shareholders" of $445 million for the nine-month period ended September 30, 2003). In the Press Release, the Company also provides that "net loss per common share" was ($5.10) in the third quarter of 2004 (as compared with "net income per common share" of $1.59 for the third quarter of 2003) and was ($1.02) for the nine-month period ended September 30, 2004 (as compared with "net income per common share" of $6.27 for the nine-month period ended September 30, 2003). In addition to the reasons for this presentation set forth above, the Company's management also believes that presentation of "operating income (loss)" is useful to investors because it presents the Company's results of operations without the variability arising from fluctuations in realized investment gains and losses from the Company's investment portfolio, which is not considered by the Company's management to be a relevant indicator of business operations.

The Company has also included in the Press Release "total managed cat premium" of $105 million in the third quarter of 2004 (as compared with $109 million in the third quarter of 2003) and of $722 million for the nine-month period ended September 30, 2004 (as compared with $678 million for the nine-month period ended September 30, 2003), which is a non-GAAP financial measure. The principal difference between "total managed cat premium" and "total catastrophe premium," which the Company believes is the most directly comparable GAAP measure, is the inclusion in "total managed cat premium" of catastrophe premium written by Top Layer

Reinsurance Ltd., a joint venture which is accounted for under the equity method of accounting. In the Press Release, the Company provides that "total catastrophe premium" was $99 million in the third quarter of 2004 (as compared with $107 million during the third quarter of 2003) and was $651 million for the nine-month period ended September 30, 2004 (as compared with $604 million for the nine-month period ended September 30, 2003).

The Company has also included in the Press Release "summary of other income and income (loss) from joint venture relationships" of ($44) million in the third quarter of 2004 (as compared with $33 million in the third quarter of 2003) and of $28 million for the nine-month period ended September 30, 2004 (as compared with $100 million for the nine-month period ended September 30, 2003), which is a non-GAAP financial measure. The principal differences between "summary of other income and income (loss) from joint venture relationships" and "other income (loss) and equity in earnings (losses) of unconsolidated ventures," which the Company believes is the most directly comparable GAAP measure, are that the results of DaVinci Reinsurance Ltd., a joint venture the financial results of which are consolidated in the Company's financial statements, are reflected in "summary of other income and income (loss) from joint venture relationships" as if reported under the equity accounting method, and that this presentation also includes fees earned on certain quota share cessions of catastrophe business by the Company which are reflected on its income statement as a reduction of acquisition and operational expenses. In the Press Release, the Company provides that "other income (loss) and equity in earnings (losses) of unconsolidated ventures" was $4 million in the third quarter of 2004 (as compared with $8 million during the third quarter of 2003) and was $16 million for the nine-month period ended September 30, 2004 (as compared with $21 million for the nine-month period ended September 30, 2003).

The Company has also included in the Press Release "operating return on average common equity (annualized)" of (70.0%) for the third quarter of 2004 (as compared with 23.9% for the third quarter of 2003) and of (5.7%) for the nine-month period ended September 30, 2004 (as compared with 28.9% for the nine-month period ended September 30, 2003), which is a non-GAAP financial measure. The principal difference between "operating return on average common equity (annualized)" and "return on average common equity (annualized)," which the Company believes is the most directly comparable GAAP measure, is that "operating return on average common equity (annualized)" excludes net realized gains and losses on investments. In the Press Release, the Company provides that "return on average common equity (annualized)" was (67.2%) in the third quarter of 2004 (as compared with 24.1% for the third quarter of 2003) and was (4.4%) for the nine-month period ended September 30, 2004 (as compared with 34.5% for the nine-month period ended September 30, 2003).

The Press Release also sets forth an estimate of "operating income per common share" for 2005 in the range of $6.30 to $6.70, assuming normal loss activity during 2005. The forecast of "operating income per common share" for 2005 is a non-GAAP financial measure and excludes net realized gains (losses) on investments. The Company is unable to forecast "net income per common share" for 2005, which the Company believes is the most directly comparable GAAP measure, as predictions as to the amount of net realized gains and losses on investments for 2005 are dependent on the performance of the financial markets.

The Press Release also sets forth a revised estimate of "operating income per common share" for 2004 to a range of $0.75 and $0.95 versus a previous forecast of $6.95 to $7.25, which revised estimate assumes normal loss activity for the remainder of the year. The forecast of "operating income per common share" for 2004 is a non-GAAP financial measure and excludes net realized gains (losses) on investments of $21 million for the first nine months of 2004 and all potential net realized gains and losses on investments for the final three months of 2004. The Company is unable to forecast "net income per common share for 2004", which the Company believes is the most directly comparable GAAP measure, as predictions as to the amount of net realized gains and losses on investments for the final three months of 2004 are dependent on the performance of the financial markets.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description
99.1*	Copy of the Company's press release, issued October 27, 2004.

*	Exhibit 99.1 is being furnished to the SEC pursuant to Item 2.02 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant's other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	October 27, 2004	By:	/s/ John M. Lummis
Name: John M. Lummis
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1*	Copy of the Company's press release, issued October 27, 2004.

*	Exhibit 99.1 is being furnished to the SEC pursuant to Item 2.02 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant's other SEC filings.